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                                                                  EXHIBIT 4.7

                                    GUARANTY



         THIS GUARANTY is made and entered into by the undersigned, and by each of them if more than one (the "Guarantor"), for the benefit of CoreStates Bank, N.A., a national banking association (the "Bank").

         I. OBLIGOR. The "Obligor" means Laurel Mall Associates, a Pennsylvania partnership.

         II. OBLIGATIONS. The "Obligations" means all existing and hereafter incurred or arising indebtedness, obligations and liabilities of the Obligor to the Bank, whether absolute or contingent, direct or indirect, that arise out of the Construction Loan Agreement dated the date of this Guaranty, between Obligor and Bank with respect to a loan in the principal amount of up to $22,600,000 (the "Loan Agreement") and the Note and Mortgage referred to in the Loan Agreement and includes, without limitation, all matured and unmatured indebtedness, obligations and liabilities of the Obligor under or in connection with existing and future advances evidenced by the Note, including without limitation all interest, expenses, costs (including collection costs) and fees (including reasonable attorney's fees and prepayment fees) incurred, arising or accruing (whether prior or subsequent to the filing of any bankruptcy petition by or against any Obligor) under or in connection with any of the foregoing.

         III. UNCONDITIONAL GUARANTY. In consideration of any existing Obligations and any Obligations which may hereafter arise or be incurred, each Guarantor, intending to be legally bound, absolutely and unconditionally (and jointly and severally if more than one) guaranties to Bank the payment, performance and satisfaction when due (whether by stated maturity, demand, acceleration or otherwise) of all Obligations. The obligations of the Guarantor hereunder shall continue in full force and effect irrespective of the validity, legality or enforceability of any agreements, notes or documents pursuant to which any of the Obligations arise, or the existence, value or condition of any collateral for any of the Obligations, or of any other guaranty of the Obligations, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

         IV. COST OF ENFORCEMENT. Each Guarantor agrees (jointly and severally if more than one) to pay Bank all costs and expenses (including reasonable attorney's fees) at any time incurred by Bank in the enforcement of this Guaranty against any Guarantor.

         V. PAYMENT BY GUARANTOR. Payment by each Guarantor is due upon demand by Bank and is payable in immediately available funds in lawful money of the United States of America.
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         VI.      LIMITATION OF GUARANTORS' LIABILITY.

                  A. The aggregate amount of the Guarantors' liability under this Guaranty shall be reduced to the amount that equals 35% of the principal balance of the Note that is thereafter outstanding at such time as (i) the "Improvements" (as defined in the Loan Agreement) have been fully completed and certificates of occupancy for all portions thereof have been issued by the appropriate Commonwealth and local authorities and (ii) during the most recent period of six (6) calendar months (A) not less than 92% of the rentable square feet of retail space in the "Real Estate" (as defined in the Loan Agreement) and Improvements has been leased to tenants who occupy the demised premises and have paid all rent that accrued during such period under their respective leases and
(B) the "Net Operating Income" derived by Obligor from the ownership and operation of the Real Estate and Improvements, on an annualized basis, was not less than $2,621,000. For purposes of this Guaranty, the term "Net Operating Income" shall mean, with respect to any period of time, the amount, determined on a cash basis, not an accrual basis, by which Obligor's "gross revenues" derived during such period exceed its "direct expenses" during such period. The term "gross revenues" shall mean the gross revenues of any kind whatsoever derived from Obligor's ownership or operation of the "Mortgaged Property" (as defined in the Loan Agreement), including, without limitation, all income derived from all sources whatsoever as the result of the operation of the Mortgaged Property, income on investments of the income and reserves of Obligor, tenant security deposits not required to be escrowed (but only if, when and to the extent forfeited to Obligor pursuant to the terms of the applicable Lease or applicable law), and all refunds, rebates and recoveries of items, if any, previously charged as deductions from gross revenue, but "gross revenues" shall not include the proceeds of any sale or refinancing of the Mortgaged Property or any portion thereof, any revenues derived from the "Adjacent Parcel" (as defined in the Loan Agreement) (unless Lender shall otherwise agree in writing), condemnation awards, or proceeds of insurance (other than loss of rents insurance). The terms "direct expenses" shall mean all expenses actually incurred and paid in connection with the ownership and operation of the Mortgaged Property, but "direct expenses" shall not include expenditures paid with condemnation awards or the proceeds of insurance (other than loss of rents insurance), or debt service.

                  B. The Guarantors' aggregate liability under this Guaranty shall be limited to the amount that equals 25% of the principal balance of the Note that is thereafter outstanding from and after such time as the outstanding principal balance of the Note has been reduced to $20,000,000 or less, but only if at such time the conditions described in subparagraph (a) of this paragraph 6 are also satisfied.
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                  C. Upon request from the Guarantors from time to time, Bank will confirm to the Guarantors the then-current limit of Guarantors' liability under this paragraph.

         VII. CONTINUING GUARANTY. This Guaranty shall continue in full force and effect with respect to each Guarantor and may not be revoked until all existing Obligations and all Obligations hereafter incurred or arising have been paid, performed and satisfied in full.

         VIII. WAIVERS AND CONSENTS BY GUARANTOR. Each Guarantor unconditionally consents to, and waives as a defense to liability hereunder, each of the following: (a) any waiver, inaction, delay or lack of diligence by Bank in enforcing its rights against any Obligor or in any property, or the unenforceability of any such rights, including any failure to perfect, protect or preserve any lien or security interest which may be intended directly or indirectly to secure any of the Obligations, and the absence of notice thereof to any Guarantor, (b) the absence of any notice of the incurrence or existence of any Obligation, (c) any action, and the absence of notice thereof to any Guarantor, taken by Bank or any Obligor with respect to any of the Obligations, including any release, subordination or substitution of any collateral or release, termination, compromise, modification or amendment of any instrument executed by or applicable to any Obligor or of any claim, right or remedy against any Obligor or any property, (d) any impairment of Guarantor's right to reimbursement by way of subrogation, indemnification or contribution, (e) any other action taken or omitted by Bank in good faith with respect to the Obligations, (f) the absence or inadequacy of any formalities of every kind in connection with enforcement of the Obligations, including presentment, demand, notice and protest, and (g) the waiver of any rights of Bank under or any action taken or omitted by Bank with respect to any other guaranty of the Obligations.

         IX. OTHER AGREEMENTS BY GUARANTOR. Each Guarantor agrees that there shall be no requirement that Bank document its acceptance of this Guaranty, evidence its reliance thereon, or that Bank take any action against any person or any property prior to taking action against any Guarantor. Each Guarantor further agrees that Bank's rights and remedies hereunder shall not be impaired or subject to any stay, suspension or other delay as a result of Obligor's insolvency or as a result of any proceeding applicable to Obligor or Obligor's property under any bankruptcy or insolvency law. Each Guarantor also agrees that payments and other reductions on the Obligations may be applied to such of the Obligations and in such order as Bank may elect.

         X. SUBROGATION AND SIMILAR RIGHTS. No Guarantor will exercise any rights with respect to Bank or any Obligor related to or acquired in connection with or as a result of its making of this Guaranty which it may acquire by way of subrogation, indemnification or contribution, by reason of payment made by it
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hereunder or otherwise, until after the date on which all of the Obligations shall have been satisfied in full, and until such time any such rights against the Borrower shall be fully subordinate in lien and payment to any claim in connection with the Obligations which Bank now or hereafter has against the Obligor. If any amount shall be paid to any Guarantor on account of such subrogation, indemnification or contribution at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Bank, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Bank to be applied in whole or in part by Bank against the Obligations, whether matured or unmatured, in such order as the Banks shall determine in its sole discretion. If Guarantor shall make payment to the Bank of all or any portion of the Obligations and all of the Obligations shall be paid in full, Guarantor's right of subrogation shall be without recourse to and without any implied warranties by Bank and shall remain fully subject and subordinate to Bank's right to collect any other amounts which may thereafter become due to the Bank by the Borrower in connection with the Obligations.

         XI. REINSTATEMENT OF LIABILITY. If any claim is made upon the Bank for repayment or recovery of any amount or amounts received by Bank in payment or on account of any Obligations and Bank repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (b) any settlement or compromise in good faith with any such claimant (including Obligor), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Bank.

         XII. SECURITY INTEREST. Each Guarantor hereby assigns to the Bank a security interest in any balance or assets in any deposit or other account of such Guarantor in or with the Bank whenever and so long as any of the Obligations shall be outstanding and unpaid and agrees that the security interest hereby granted shall be independent of the right of setoff.

         XIII. FINANCIAL INFORMATION ON GUARANTOR. Each Guarantor hereby agrees to provide the Bank with such information on the business affairs and financial condition of such Guarantor as is required pursuant to the terms of the Mortgage and to notify the Bank of any change in the address of such Guarantor.

         XIV. EFFECT OF OTHER AGREEMENTS. The provisions of this Guaranty are cumulative and concurrent with Bank's rights and remedies against Guarantor
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under any existing or future agreement pertaining or evidencing any of the
Obligations. No such additional agreement shall be deemed a modification or waiver hereof unless expressly so agreed by Bank in writing. If Bank holds any other guaranty or surety agreement applicable to any of the Obligations, the liability of each Guarantor hereunder shall be joint and several with each party obligated on such other guaranty or surety agreement, unless otherwise agreed by Bank in writing.

         XV. CONFESSION OF JUDGMENT; WARRANT OF ATTORNEY - Each Guarantor irrevocably authorizes and empowers any attorney or any clerk of court of record, upon the occurrence of a default or an Event of Default under or in connection with any of the Obligations, or at any time thereafter, to appear for and confess judgment against such Guarantor for the full amount of such Guarantor's liability under paragraph 3 and paragraph 6 hereof, with or without declaration, with costs of suit and release of errors, and reasonable attorney's fees (but not less than $10,000) and without stay of execution. If a copy of this Guaranty, verified by affidavit by or on behalf of Bank, shall have been filed in such action, it shall not be necessary to file the original of this Guaranty. The authority granted hereby shall not be exhausted by the initial exercise thereof and may be exercised by Bank from time to time. There shall be excluded from the lien of any judgment obtained solely pursuant to this paragraph all improved real estate in any area identified by the Federal Emergency Management Agency as having special flood hazards if the community in which such area is located is participating in the National Flood Insurance Program. Any such exclusion shall not affect any lien upon property not so excluded.

         XVI. GUARANTORS' ADDRESSES. Each Guarantor warrants and represents that the address set forth below is such Guarantor's correct mailing address and agrees immediately to notify Bank in the event of any change therein.

         XVII. MISCELLANEOUS.

                  A. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by each Guarantor and Bank, and no waiver of any provisions of this Guaranty, and no waiver or consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  B. Any provision of this Guaranty which is prohibited or
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.
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                 C. The obligations of each Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which such Guarantor may now or hereafter have against Bank or any Obligor, except payment of the Obligations, and shall not be affected by any change in Obligor's legal status or ownership or by any change in corporate, partnership or other organizational structure applicable to Obligor.

                  D. This Guaranty shall (i) be binding on each Guarantor and its personal representatives, estate, heirs, successors and assigns, and (ii) inure, together with all rights and remedies of Bank hereunder, to the benefit of the Bank and its successors, transferees and assigns. Notwithstanding the foregoing clause (i), none of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Bank.

                  E. This Guaranty shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the Commonwealth of Pennsylvania.

         XVIII. The name and designation Pennsylvania Real Estate Investment Trust is the designation of the Trustees from time to time under the Trust Agreement amended and restated as of December 16, 1987 and recorded in the Office for the Recording of Deeds in Norristown, Montgomery County, Pennsylvania, in Deed Book 4864, page 1463, and all persons dealing with the Pennsylvania Real Estate Investment Trust must look solely to the Trust property for the enforcement of any claims against the Pennsylvania Real Estate Investment Trust, as neither the Trustees, officers, agents or shareholders of the Pennsylvania Real Estate Investment Trust assume any personal liability for obligations entered into by the Pennsylvania Real Estate Investment Trust by reason of their status as said Trustee, officer, agent or shareholder.

         XIX. CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE RELATIONSHIP EVIDENCED HEREBY, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE BANK MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

         XX. WAIVER OF JURY TRIAL. EACH UNDERSIGNED PARTY HEREBY WAIVES, AND BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN
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TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS
GUARANTY OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS GUARANTY.

         XXI. COUNTERPARTS. This Guaranty may be executed in counterpart and when copies of this Guaranty have been executed by each of the Guarantors, each such counterpart copies shall constitute a single agreement binding upon the Guarantors.

         IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the 2nd day of August, 1993.

                                          Pennsylvania Real Estate Investment
                                          Trust




                                          By: /s/Robert G. Rogers
-----------------------------                ---------------------------------
         Witness                             Robert G. Rogers, Trustee

                                          By: /s/Sylvan M. Cohen
----------------------------                 ---------------------------------
         Witness                              Sylvan M. Cohen, Trustee

                                          Address: 455 Pennsylvania Avenue
                                                   Suite 350
                                                   Fort Washington, PA  19034

                                          /s/Albert R. Boscov
---------------------------               ------------------------------------
        Witness                           Albert R. Boscov

                                          Address:  70 Devon Drive
                                                    Reading, PA  19606

                                          /s/Edwin A. Lakin
--------------------------                ------------------------------------
      Witness                             Edwin A. Lakin

                                          Address:   4640 Oley Turnpike Road
                                                     Reading, PA  19606


                                          /s/Louis P. Meshon
--------------------------                ------------------------------------
      Witness                             Louis P. Meshon

                                          Address:  1120 Ivymont Road
                                                    Rosemont, PA  19010